UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2018 (December 5, 2018)

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

212-790-0000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 6, 2018, Och-Ziff Capital Management Group LLC (the “Company” or “Oz Management”) announced that the Company and certain of its subsidiaries, and Daniel S. Och, the Chairman of the Board of Directors of the Company (the “Board”) and its largest shareholder, entered into a letter agreement dated December 5, 2018 providing for the implementation of certain transactions as set forth in the term sheet attached thereto (the letter agreement, together with the term sheet attached thereto, the “Agreement”). The Agreement provides for, among other things, the preparation and execution of further agreements (the “Implementing Agreements”) and other actions to implement the transactions contemplated by the Agreement. The Agreement is binding on the parties, except that the obligations of the parties to, and the effectiveness of the transactions contemplated by, the Agreement are subject to certain conditions, as described below under “Conditions to Effectiveness.”

The Nominating, Corporate Governance and Conflicts Committee of the Board (the “Conflicts Committee”) unanimously approved the terms of the Agreement and unanimously recommended that the Board approve the terms of the Agreement. The Board, acting on the unanimous recommendation of the Conflicts Committee, approved the terms of the Agreement. The Conflicts Committee serves as the “Conflicts Committee” (as defined in the Second Amended and Restated Limited Liability Company Agreement of the Company (the “Company’s LLC Agreement”)) for purposes of evaluating the Agreement and the transactions contemplated thereby. In such capacity, the Conflicts Committee has determined that (i) each member thereof is independent and disinterested with respect to (A) the management of the Company and (B) the transactions contemplated by the Agreement and (ii) the Conflicts Committee’s approval of the Agreement and such transactions constitutes a Special Approval (as defined in the Company’s LLC Agreement) for purposes of Section 5.20 of the Company’s LLC Agreement.

The following description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Agreement includes provisions intended to give effect to certain corporate governance arrangements described in the previously announced letter agreement, dated January 27, 2018 (including the term sheet attached thereto), that was entered into by Mr. Och, the Company, certain of the Company’s subsidiaries and others (the “January Governance Term Sheet”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated January 30, 2018. The terms of the January Governance Term Sheet remain in full force and effect, except as expressly modified by the terms of the Agreement.

Recapitalization of Equity Interests in the Operating Partnerships

The Agreement provides that Mr. Och and the other holders of Class A common units (“Class A Units”) in OZ Management LP, OZ Advisors LP and OZ Advisors II LP (each, an “Operating Partnership” and, collectively, the “Operating Partnerships”) will collectively reallocate 35% of their Class A Units to existing members of senior management and new hires. The reallocation will be effected by (i) recapitalizing such Class A Units into a separate class of units in each Operating Partnership (the “Class A-1 Units”) to be held by the holders of the Class A Units and (ii) creating and making grants to existing members of senior management of a newly created class of equity incentive units in the Operating Partnerships that are only entitled to future profits and gains (such interests, the “Class E Units”), which Class E Units will be granted on the effective date of the recapitalization and will vest over five years commencing on January 1, 2018, provided that (i) such Class A-1 Units will be canceled only at such time and to the extent as such Class E Units vest and achieve a book-up (it being understood that Class E Units will vest upon a liquidation or upon a change of control transaction) and (ii) upon vesting, holders of Class E Units will be entitled to vote the corresponding Class B shares of the Company (the “Class B Shares”). A Class E Unit in an Operating Partnership will entitle the holder to the same distributions of annual profits as a Class A Unit in such Operating Partnership following the Distribution Holiday but will only entitle the holder to participate in a sale, exchange or liquidation to the extent the Class E Unit (i) satisfies certain vesting conditions and (ii) such Operating Partnership has experienced sufficient cumulative net gains following the recapitalization to result in the capital account of such Class E Unit becoming economically equivalent to the capital account of a Class B common unit (a “Class B Unit”) in such Operating Partnership (a “book up”). Up to 10% of the Class E Units will not be granted on the effective date of the recapitalization, and instead will be available for future grants to new hires. With respect to any current holder of Class A Units who is also receiving Class E Units in the recapitalization, then, solely with respect to a number of Class E Units equal to the number of reallocated Class A Units of such holder, such Class E Units shall have a one-year vesting period (rather than the five-year vesting period applicable to Class E Units generally). Following the Liquid Fund Balance Redemption (as described below) and Mr. Och’s receipt of the Credit Fund

Balance (as described below), and until such time as the relevant Class E Units become vested, the Class B Shares corresponding to the Class A-1 Units will be voted pro rata in accordance with the vote of the Class A shares of the Company (the “Class A Shares”) held by non-affiliates. The Class B Shares corresponding to the applicable Class A-1 Units will be canceled upon the vesting of the corresponding Class E Units and an equal number of new Class B Shares will be issued to the holders of such vested Class E Units. The Class A-1 Units will not be eligible to receive distributions at any time; provided, however, that upon certain exchange, change of control or liquidation events, Class A-1 Units that have not yet been canceled as described above will be eligible to participate based on their capital accounts at the time of the recapitalization.

Holders of Class D common units of the Operating Partnerships (“Class D Units”) will have a one-time election to convert such holders’ Class D Units into Class E Units. Former executive managing directors will be able to elect to convert their Class D Units into vested Class E Units. Active executive managing directors will be able to convert their vested Class D Units into Class E Units, subject to a one-year vesting period. However, such units would vest if the active executive managing director is terminated without cause. Active executive managing directors will be able to convert their unvested Class D Units into Class E Units that would retain their existing vesting schedules. Unvested Class D Units that are scheduled to vest in less than 12 months at time of conversion will be subject to a one-year vesting period. Except as expressly provided above, the Class E Units received in respect of Class D Units will have no Class A-1 Units associated with them and will retain all rights of the applicable Class D Units, including, without limitation, rights to receive TRA payments (as defined below), participation in change of control and full voting rights.

Following the termination of the Distribution Holiday, Class A Units and Class E Units (whether vested or unvested) will receive distributions even if such Class A Units and Class E Units, as applicable, are not booked-up.

Distribution Holiday

The Operating Partnerships will initiate a Distribution Holiday (as defined in the Agreement) on the Class A Units, Class D Units, Class E Units and Class P common units (“Class P Units”) of the Operating Partnerships and on the Class A restricted share units (“RSUs”) that will terminate on the earlier of (x) the achievement of $600 million of “Distribution Holiday Economic Income” (to be defined in the Implementing Agreements as described in the Agreement) and (y) April 1, 2026. During the Distribution Holiday: (i) Class P Unit prices will be adjusted to take into account performance and distributions during such period, (ii) RSUs will receive in-kind distributions in respect of dividends or distributions paid on the Company’s Class A Shares, in each of the foregoing clauses (i) and (ii) in an aggregate amount not to exceed $0.40 per Class P Unit or RSU, as applicable, cumulatively during the Distribution Holiday, and in accordance with their existing terms (provided that such $0.40 cap shall not apply to any RSUs held by employees (other than executive managing directors) or executive managing directors that are not receiving Class E Units) and (iii) income will be allocated for book and tax purposes to reflect the revised distribution entitlements of the Class A / B / D / E / P Units. For clarity, the Distribution Holiday does not apply to Class B Units or Class A Shares.

Cash Sweep Arrangements

The Company and its subsidiaries (collectively, the “Oz Group”) will institute a cash sweep arrangement during the Distribution Holiday under which, on a quarterly basis, 100% of all “economic income” (to be defined in the Implementing Agreements as described in the Agreement) (after accounting for normalized public dividends as determined by the Board (but subject to an annual minimum of 20% of distributable earnings per year, and an annual maximum of up to 30% of distributable earnings or, if the minimum would be $0.10 or less, then up to $0.10 per Class A Share per year) (the “Permitted Dividend”)) will be applied to repay the 2018 Credit Facility (as defined below) and then to redeem the New Preferred Securities (as defined below), in each case, together with accrued interest. These cash sweep arrangements will not apply to the extent that it would result in the Oz Group having a minimum “free cash balance” (to be defined in the Implementing Agreements as described in the Agreement) of less than $200 million except in certain specified circumstances. The “2018 Credit Facility” refers to the Credit and Guaranty Agreement, dated as of April 10, 2018, among the Operating Partnerships, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, that was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated April 10, 2018.

In addition, (i) certain of the proceeds resulting from the realization of certain assets specified in the Agreement (the “Designated Accrued Unrecognized Incentive”), (ii) 85% of the after tax proceeds from any asset sales or other dispositions and (iii) no later than January 1, 2019, all free cash balance in excess of the minimum free cash balance, together with any gross cash resulting from the realization of any incentive income earned in respect of the Oz Management funds that are currently being wound down, in each case, will be used to repay the 2018 Credit Facility and the New Preferred Securities in the order of priority described in the Agreement.

As long as the cash sweep is in effect, the Oz Group may only engage in certain Restricted Activities (as defined below) or any other activities related to the strategic expansion of the Oz Group using funds from the Discretionary Basket (as defined below), and may not use any other funds of the Oz Group to fund such activities, subject to certain exceptions. The Oz Group may establish a cumulative discretionary one-time basket of up to $50 million in the aggregate which will not be subject to the Distribution Holiday or the cash sweep described above (the “Discretionary Basket”) that, subject to certain exceptions, may only be used to fund new firm investments or new firm products or to fund share buybacks (including RSU cash settlements in excess of permitted amounts) in an aggregate amount not to exceed $25 million (the “Restricted Activities”). The Discretionary Basket may not be used to fund employee compensation payments.

Restructuring of Preferred Units

The existing Preferred Units issued by the Operating Partnerships (the “Existing Preferred”) will be restructured as described below. In addition, the holders of the Existing Preferred will forfeit 7.5 million Class A Units which will be recapitalized into Class A-1 Units as described above and the Operating Partnerships will have the ability to grant a corresponding number of Class E Units as determined by the Chief Executive Officer and the Compensation Committee of the Board (the “Compensation Committee”). Such Class A-1 Units will be canceled upon the vesting and book-up of such Class E Units. In connection with such restructuring, Mr. Och has also agreed to waive his right to reallocate (and, under certain circumstances, be reissued) the common units canceled pursuant to the previously announced Cancellation, Reallocation and Grant Agreement, dated March 28, 2018, that was filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q, dated May 3, 2018.

Debt Securities

$200 million of the Existing Preferred will be restructured into debt (the “Debt Securities”) that (i) will not accrue interest until February 2020; (ii) will be unsecured and will rank (x) junior to the 2018 Credit Facility and (y) senior to the New Preferred Securities (as defined below) and all other current or future indebtedness of the Oz Group; (iii) will have a maturity date of the earlier of (x) the five-year anniversary of the repayment of the New Preferred Securities and (y) April 1, 2026; and (iv) will otherwise have the same terms and conditions as the 2018 Credit Facility, subject to certain exceptions.

The Debt Securities will be subject to mandatory, straight-line annual amortization of 20% per annum commencing upon the earlier of (x) the one-year anniversary of the repayment of the New Preferred Securities and (y) March 31, 2022, provided that the aggregate annual amortization payments on the Debt Securities and the Incremental Debt Securities (as defined below) will not be required to exceed $40 million.

Under the terms of the Debt Securities, for a period of nine months after the repayment of the New Preferred Securities, Oz Management will have the option to voluntarily repay up to $200 million of the initial Debt Securities at a 5% discount.

New Preferred Securities; Incremental Debt Securities

The remaining $200 million of the Existing Preferred will be restructured into new preferred equity securities in the Operating Partnerships (the “New Preferred Securities” and, together with the Debt Securities and Incremental Debt Securities, the “Preferred Securities”) which will have the terms and conditions described in the Agreement.

Other than following the occurrence of a Discount Termination Event (as defined in the Agreement), Oz Management will have the option to voluntarily repay the remaining $200 million of the New Preferred Securities at a 25% discount until April 1, 2021 and then at a 10% discount at any time between April 1, 2021 and March 31, 2022, and any mandatory payments as a result of the cash sweep described above will be entitled to the same discount.

To the extent that the New Preferred Securities are not repaid in full on or prior to March 31, 2022 then, at the option of the holder thereof, all or any portion of the principal amount of such New Preferred Securities (together with any accrued but unpaid interest thereon) will be automatically converted into Debt Securities on a dollar-for-dollar basis without any further action by the Oz Group or any other person (the “Incremental Debt Securities”), with such Incremental Debt Securities having the same terms as the initial $200 million of Debt Securities.

Certain Restrictions

So long as any New Preferred Securities are outstanding, without the consent of the holders’ committee of the holders of New Preferred Securities (to be comprised of Mr. Och as the sole member) (the “Holders’ Committee”), the Oz Group will not create any new class of equity securities or issue any equity securities in any existing class that would be senior or pari passu to the New Preferred Securities (or amend the terms of an existing class of equity securities to become senior or pari passu to the New Preferred Securities).

In addition, the consent of the Holders’ Committee will be required (i) for so long as any New Preferred Securities or Incremental Debt Securities are outstanding, if the Oz Group proposes to waive or modify the terms of the Designated Accrued Unrecognized Incentive, including the timing of any realization thereof and (ii) for so long as any Preferred Securities are outstanding, to refinance or incur any new indebtedness (or incur liens or divert assets), other than indebtedness that is incurred and issued to contemporaneously pay in full all obligations under the Preferred Securities and subject to certain other exceptions.

While any Preferred Securities are outstanding, the Oz Group will maintain a minimum free cash balance of no more than $200 million.

Exchanges of Interests in the Operating Partnerships

Class A Units, Class D Units and Class E Units will be subject to achieving a book-up before they can be exchanged into Class A Shares of Oz Management. The book-up of the Class A Units, Class D Units and Class E Units will occur automatically, upon a sale, exchange or liquidation at any time or from time to time after the end of the Distribution Holiday, in each case in accordance with the applicable waterfall and an objective book-up methodology to be mutually agreed in the Implementing Agreements.

As and when the book-ups occur, the applicable vested Class A Units will be freely exchangeable into Class A Shares and such Class A Shares will be freely tradeable, subject to certain exceptions as described below.

Prior to the expiration of the Distribution Holiday, an exchange committee (to be comprised of the Chief Executive Officer and the Chief Financial Officer of the Company), in consultation with the Board, will have the authority to permit exchanges of vested and booked-up Class A Units, Class D Units and Class E Units, which exchange windows will be made available to all holders of such vested and booked-up units on a pro rata basis.

Following the termination of the Distribution Holiday, any holder of Class A Units, Class D Units or Class E Units will be free to exchange his or her vested and booked-up units over a period of two years in three equal installments commencing upon the date of the termination of the Distribution Holiday and on each of the first and second anniversary thereof (and thereafter such units will be exchangeable), provided that the restrictions on exchange of any such classes will not be more or less favorable to the holders of such class relative to such other classes (other than Class B Units held by the Company), except to the extent resulting from book-up or vesting limitations.

Tax Receivable Agreement

Subject to the implementation of the corporate conversion of the Company described below, the First Amended and Restated Tax Receivable Agreement, dated as of January 12, 2009, by and among the Company, certain Company subsidiaries and the current and former limited partners of the Operating Partnerships (as amended, the “Tax Receivable Agreement”) will be amended to provide that no payments are due to Mr. Och and the other recipients of payments (collectively, the “TRA Recipients”) under the Tax Receivable Agreement (“TRA payments”) in respect of tax years 2017 and 2018, and the percentage of cash savings required to be paid with respect to the 2019 tax year and thereafter, as well as with respect to cash savings from subsequent exchanges, will be reduced to 75% (from the current 85%), subject to certain exceptions (the “TRA Amendment”).

To the extent Class E Units are exchanged in the future, Mr. Och and the other current holders of Class A-1 Units will be entitled to TRA payments with respect to the cash savings realized in respect of such exchanges as described in the Agreement. Holders of Class A Units and Class D Units will retain their entitlement to future TRA payments to the extent they exchange such units. Recipients of Class E Units resulting from the reallocation of Class A-1 Units will not be entitled to any TRA payments with respect to such Class E Units, rather such TRA payments will be paid to Mr. Och and the other holders of Class A-1 Units.

Redemptions by Mr. Och

As of September 30, 2018, Mr. Och’s balances in the Oz Management funds were approximately 3% of the Company’s assets under management. In connection with his transition from the Company, Mr. Och intends to redeem all of his liquid balances in the Oz Management funds representing approximately 66% of his total balance as of September 30, 2018 (approximately half of which will be redeemed on December 31, 2018). These liquid balances will, subject to certain exceptions, be redeemed by the end of the first quarter of 2019.

Corporate Governance Matters

Class B Shareholders Agreement

The Class B Shareholder Committee will be disbanded and the Class B Shareholders Agreement, dated as of November 13, 2007, by and among the Company and the Class B shareholders will be terminated (the “Class B Committee Dissolution”) effective as of the date that is the 30th day following the Liquid Fund Balance Redemption (the “Transition Date”), subject to extension in certain cases whereby Mr. Och is not permitted to effect such redemptions.

Board Composition

No later than the next annual meeting of shareholders of Oz Management that is at least 30 days following the Transition Date, Mr. Och will resign as a director of the Board but he will have the right to designate a director (the “DSO Designated Director”) to serve in his place as a director of the Board for as long as he continues to own specified amounts of Preferred Securities or common equity units. Subject to the DSO Designated Director satisfying the New York Stock Exchange’s (“NYSE”) director independence requirements, the DSO Designated Director will be entitled to serve as a member of the Compensation Committee until the earlier of (i) the repayment of the New Preferred Securities, (ii) April 1, 2022 and (iii) October 1, 2021 if 50% of the New Preferred Securities are repaid on or prior to such date.

If any director who is a designee of the Class B Shareholder Committee (other than Mr. Och or the DSO Designated Director) (a “Class B Director”) resigns or otherwise ceases to serve on the Board at or prior to the 2019 annual meeting of shareholders (including any adjournment or postponement thereof, the “2019 Meeting”), the replacement director will be an individual who qualifies as an independent director and will be appointed as a Class B Director by Mr. Och (in his capacity as the sole member of the Class B Shareholder Committee) with the approval of the Conflicts Committee, not to be unreasonably withheld.

If any other member of the Board resigns at or prior to the 2019 Meeting, the Conflicts Committee will nominate a successor, subject to approval by Mr. Och, not to be unreasonably withheld.

Transition of Mr. Och

Effective as of the Transition Date, (i) the Chief Executive Officer and Chief Financial Officer of the Company will be appointed as the sole members of the boards of Och-Ziff Holding Corporation and Och-Ziff Holding LLC; (ii) the Chief Executive Officer of the Company will replace Mr. Och as PMC Chairman (as defined in the limited partnership agreements of the Operating Partnerships) and as the Chairman of the Partner Management Committee; (iii) Mr. Och will resign as a member of all internal firm committees; and (iv) the then-current director(s) of the boards of the applicable Oz Management funds (other than Mr. Och) and, if elected by the Company, the Chief Executive Officer and/or the Chief Financial Officer of the Company, will serve as directors of such Oz Management fund boards.

Management Arrangements

As a condition to the recapitalization and the other transactions contemplated by the Agreement, certain members of senior management will be required to enter into binding arrangements with the Oz Group regarding commitments, compensation and restrictive covenants that are no less favorable than those described in the Agreement (such arrangements, the “Management Arrangements”). Such matters include: (i) a 20% reduction of annual compensation to certain executive managing directors and (ii) entry by certain executive managing directors into 2 year non-compete agreements. During the Distribution Holiday, the Management Arrangements may not be waived or modified without the approval of the Chief Executive Officer of the Company and the Compensation Committee. Additionally, the Management Arrangements of the named executive officers (as defined in Regulation S-K) of the Oz Group (“NEOs”) may not be waived or modified in any material respect, and the Oz Group may not issue equity securities to such NEOs, without the approval of a supermajority of the Board (as described in the Agreement) supported by the advice of a third party compensation consultant.

Certain Additional Provisions

The Implementing Agreements will include certain additional provisions as described in the Agreement, including (i) affirmative and negative covenants on the same terms as contained in the 2018 Credit Facility; and (ii) prohibitions on the Oz Group, without the consent of the holders of a majority of Class A Units, (A) taking any action that is adverse to the holders of Class A Units in a manner disproportionate to the holders of the Class A Shares, (B) issuing any Class A Units, or (C) creating any new class of equity securities that would be senior or pari passu to the Class A Units (or amending the terms of an existing class of equity securities to become senior or pari passu to the Class A Units) during the period from the date of the Agreement until the achievement of the book-up following the end of the Distribution Holiday.

Change of Tax Classification

The Company intends to change its tax classification from a partnership to a corporation effective December 31, 2018; provided that (i) there can be no assurance that such date will be achieved and (ii) the Company will make a public filing confirming the actual date of effectiveness on or before December 31, 2018.

Other Provisions

Mutual Releases

The Oz Group, the Board and the Company’s active executive managing directors will provide Mr. Och and the participating former executive managing directors with a full release, and Mr. Och and the participating former executive managing directors will provide the Oz Group, the Board and the Company’s active executive managing directors with a full release, in each case, in relation to the transactions contemplated by the Agreement.

Expenses

The Oz Group will reimburse Mr. Och for all out-of-pocket fees and expenses incurred in connection with the transactions contemplated by the Agreement, including the fees and expenses of attorneys and a financial advisor to Mr. Och, up to $5 million. In addition, the OZ Group will reimburse the holders of the Debt Securities, New Preferred Securities and the Class A Units with respect to any reasonable fees and expenses (including attorneys’ fees) incurred by such holders in connection with protecting the interests or enforcing the rights of such securities.

Indemnification

The Oz Group will provide full indemnification protection to Mr. Och and the participating former executive managing directors with respect to the transactions contemplated by the Agreement.

Name

The Oz Group will cease using the “Och” and “Ziff” names in any capacity no later than December 31, 2019.

Equity Plan

The parties to the Agreement will take such further action to provide for shareholder approval (at a special meeting of shareholders) of an amendment to the Company’s 2013 Incentive Plan in accordance with applicable stock exchange rules, authorizing the issuance of all Class E Units as may be necessary to effect the transactions contemplated by the Agreement.

Conditions to Effectiveness

The transactions contemplated by the Agreement are, unless otherwise mutually agreed by the Company and Mr. Och, in each case subject to and conditioned upon, among other things, (i) approval by the holders of a majority of the minority of the holders of Class A Units (which for the avoidance of doubt does not include Mr. Och or any holders of Class A Units that receive Class E Units); (ii) with respect to the TRA Amendment, approval by the requisite beneficiaries under the Tax Receivable Agreement; (iii) consent of the lenders under the 2018 Credit Facility; (iv) the absence of a material adverse effect on the Company from and after the date on which the transactions contemplated by the Agreement are announced; (v) the execution of definitive release agreements by the applicable releasing parties to give effect to the releases described above under “Mutual Releases” and the related sections of the Agreement; (vi) the receipt by Oz Management of a customary solvency opinion; (vii) the Oz Group and members of senior management entering into binding Management Arrangements regarding commitments, compensation and restrictive covenants that are no less favorable than those set forth in the Agreement; and (viii) entry into definitive documentation implementing the recapitalization and related transactions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 7.01. Regulation FD Disclosure.

On December 6, 2018, the Company posted on its website a presentation regarding the transactions contemplated by the Agreement and the Reverse Share Split. A copy of the presentation is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information provided pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01. Other Events.

On December 6, 2018, the Company issued a press release announcing that the (i) parties have entered into the Agreement and (ii) Board has approved a one-for-ten reverse share split (the “Reverse Share Split”) of the Class A Shares. The Reverse Share Split is expected to take place and be effective at the close of trading on January 3, 2019. The Class A Shares are expected to begin trading on a split adjusted basis on the NYSE at the opening of trading on January 4, 2019. When the Reverse Share Split becomes effective, every ten issued and outstanding Class A Shares will combine into one Class A Share. Based on the number of Class A Shares outstanding on December 4, 2018, the Reverse Share Split will reduce the number of Class A Shares from approximately 192 million pre-reverse split Class A Shares to approximately 19.2 million post-reverse split Class A Shares. Corresponding adjustments will be made to the Class B Shares. To reflect the Reverse Share Split, the Company expects to amend the Company’s LLC Agreement to make corresponding reductions in the number of Class A Shares and Class B Shares that the Company is authorized to issue.

No fractional shares will be issued in connection with the Reverse Share Split. If a shareholder of the Company would otherwise receive fractional shares as a result of the Reverse Share Split, each fractional share will be rounded to the nearest whole share (and a 0.5 share will be rounded to the next higher share) in accordance with the Company’s LLC Agreement. Proportionate adjustments to reflect the Reverse Share Split will be made to the outstanding awards and to the number of shares issued and issuable under the Company’s 2007 Equity Incentive Plan and 2013 Incentive Plan. In addition, pursuant to certain amendments to the limited partnership agreements of the Operating Partnerships, corresponding adjustments will be made to the Class A Units, Class B Units, Class D Units and Class P Units and Profit Sharing Interests in the Operating Partnerships.

The Reverse Share Split and the related adjustments described above will not affect any shareholder’s ownership percentage of the Company’s shares or the relative interests in the Operating Partnerships of the Company’s executive managing directors and Och-Ziff Holding Corporation and Och-Ziff Holding LLC, the general partners of the Operating Partnerships, except to the extent of the rounding of fractional interests described above.

The Company’s Class A Shares will continue to trade on the NYSE under the symbol “OZM” but, at the market open on January 4, 2019, the Class A Shares are expected to trade on a split-adjusted basis under a new CUSIP number.

A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement (including Term Sheet attached as Exhibit A), dated December 5, 2018

99.1	Company Presentation, dated December 6, 2018

99.2	Press Release of the Company, dated December 6, 2018

Forward-Looking Statements

The information contained in this Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that reflect the Company’s current views with respect to, among other things, the recapitalization and other transactions described herein, including the timing for completing the recapitalization and other transactions described herein; its effect on the Company, including on the Company’s cash flows, balance sheet and earnings; the Company’s ability to create value; the Company’s growth prospects; the anticipated benefits of changing the Company’s tax classification from a partnership to a corporation; future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this Current Report on Form 8-K are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved.

The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the Foreign Corrupt Practices Act settlements with the SEC and the U.S. Department of Justice; the Company’s ability to implement the conversion and the recapitalization and the other transactions described in this Current Report on Form 8-K, including obtaining all applicable consents and approvals, satisfying all conditions to effectiveness on a timely basis or at all and reaching agreement on the Implementing Agreements relating to all such transactions, and whether the Company realizes all or any of the anticipated benefits from the conversion and the recapitalization; whether the conversion and the recapitalization result in any increased or unforeseen costs or have an impact on the Company’s ability to retain or compete for professional talent or investor capital; conditions impacting the alternative asset management industry; the Company’s ability to retain existing investor capital; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, dated February 23, 2018, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The Company does not undertake to update any forward-looking statement, because of new information, future developments or otherwise.

This Current Report on Form 8-K does not constitute an offer of any Oz Management fund.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC (Registrant)

By:	/s/ Thomas M. Sipp
Thomas M. Sipp
Chief Financial Officer and
Executive Managing Director

December 6, 2018